UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2017

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, and as disclosed on a Current Report on Form 8-K filed on January 17, 2017 (the “January 8-K”), Andrew Cecere, the former President and Chief Operating Officer of U.S. Bancorp (the “Company”), was appointed as the Company’s President and Chief Executive Officer, effective April 18, 2017. At its meeting on April 17, 2017, the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Compensation Committee”) determined the base salary and target annual cash incentive award that Mr. Cecere will receive in his new role. As of April 18, 2017, Mr. Cecere is receiving an increase in his base salary to an annualized amount of $1,000,000, and he will be eligible to receive an annual cash incentive award with a target value of 225% of his base salary. Mr. Cecere also received a long-term incentive award on February 16, 2017, which was described in the January 8-K. Additional information about the Company’s executive compensation program can be found in its 2017 proxy statement.

As previously announced, and as disclosed on the January 8-K, Richard K. Davis, the Company’s former Chairman and Chief Executive Officer, is continuing his service on the Company’s Board of Directors as Executive Chairman, effective April 18, 2017. At its meeting on April 17, 2017, the Compensation Committee determined the terms of the compensation Mr. Davis will receive as Executive Chairman. As of April 18, 2017, Mr. Davis is receiving a base salary with an annualized amount of $1,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy
Executive Vice President and General Counsel

Date: April 20, 2017

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